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                                                                     EXHIBIT 3.6

                                    FORM OF

                           CERTIFICATE OF CONVERSION

                                       OF

                              CHILES OFFSHORE LLC

     This Certificate of Conversion of Chiles Offshore LLC, a Delaware limited liability company ("Chiles LLC"), is being duly executed and filed by Dick Fagerstal, as an authorized person, to duly convert Chiles LLC from a limited liability company to a Delaware corporation pursuant to Section 265 of the Delaware General Corporation Law.

     FIRST: Chiles LLC was formed as a limited liability company under the jurisdiction of the State of Delaware.

     SECOND: The name of Chiles LLC immediately prior to filing this Certificate of Conversion is "Chiles Offshore LLC".

     THIRD: The date Chiles LLC was first formed is August 1, 1997.

     FOURTH: The name of the corporation as set forth in the Certificate of Incorporation is "Chiles Offshore Inc."

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Conversion this __ day of July, 2000.


                                        By:
                                           ------------------------------------
                                           Name: Dick Fagerstal
                                           Title: Senior Vice President,
                                           Chief Financial Officer and
                                           Secretary